Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended          8/31/2006
     Distribution Date             9/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                             Total     Allocated to         Allocated to Investor Interest
 1   Sources of funds                                                   Transferor       Total     Series 05-A     Series 05-B
                                                          --------------------------------------------------------------------
     Principal Collections                                   1,077,521       428,465       649,056      324,443       324,613
     Finance Charge Collections                                 67,405        26,803        40,602       20,296        20,306
     Interchange                                                 9,055         3,600         5,454        2,726         2,728
                                                          --------------------------------------------------------------------
     Total Funds Received                                    1,153,980       458,869       695,111      347,465       347,647


 2   Application of Principal Collections                    Total       Series 05-A   Series 05-B
     Investor Percentage of Principal Collections              649,056       324,443       324,613
     deduct:
     Utilised Retained Principal Collections
             allocable to Class C                                    0             0             0
             allocable to Class B                                    0             0             0
     Transferred to Series Collections Ledger                        0             0             0
     Shared Principal Collections                                    0             0             0

                                                          -----------------------------------------
     Cash Available for Acquisition                            649,056       324,443       324,613


 3   Application of Finance Charge Collections               Total       Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections          46,056        23,022        23,034
     deduct:
     Trustee payment amount                                         --            --            --
     Loan Note Issuer Costs                                         25            12            12
     Monthly Distribution Amounts                               12,395         6,179         6,216
     Servicing fee payable to RBS                                1,807           903           904
     Cash Management fee payable to RBS                              1          0.50          0.50
     Investor Default Amount                                    18,817         9,406         9,411
     Expenses loan principal and interest                           --            --            --

     Available Spread                                           13,012         6,521         6,491


 4   Payments in respect of the Securities

     Series 05-A                                            Class A       Class B       Class C
                                                            USD 000s     USD 000s      USD 000s
     Balance at 15 Aug 2006                                  2,175,000       175,000       150,000
     Principal repayments on 15 Sep 2006                            --            --            --
                                                          -----------------------------------------
     Balance carried forward on 15 Sep 2006                  2,175,000       175,000       150,000
                                                          -----------------------------------------

     Interest due on 15 Sep 2006                                10,020           830           730
     Interest paid                                             (10,020)         (830)         (730)
                                                          -----------------------------------------
     Interest unpaid                                                --            --            --


     Series 05-B                                           Class A-1    Class A-2   Class A-3    Class B-3     Class C-1  Class C-3
                                                            USD 000s    EUR 000s    GBP 000s     GBP 000s      USD 000s   GBP 000s
     Balance at 15 Aug 2006                                   435,000     450,000     700,000      101,000        42,000   63,000
     Principal repayments on 15 Sep 2006                           --          --          --           --            --       --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 15 Sep 2006                   435,000     450,000     700,000      101,000        42,000   63,000
                                                          --------------------------------------------------------------------------

     Interest due on 15 Sep 2006                                5,980       1,238       8,511        1,271           615      825
     Interest paid                                             (5,980)     (1,238)     (8,511)      (1,271)         (615)    (825)
                                                          --------------------------------------------------------------------------
     Interest unpaid                                               --          --          --           --            --       --


 5   Transaction Accounts and Ledgers

                                                             Total          Series 05-A    Series 05-B
     Reserve Account
     Required Reserve Amount                                        --            --            --
                                                          ---------------------------------------------
     Balance at 15 Aug 2006                                         --            --            --
     Transfer in/out this period                                    --            --            --
     Interest earned                                                --            --            --
                                                          ---------------------------------------------
     Balance carried forward on 15 Sep 2006                         --            --            --
                                                          ---------------------------------------------

     Spread Account
     Required Spread Account Amount                                 --            --            --
                                                          ---------------------------------------------
     Balance at 15 Aug 2006                                         --            --            --
     Transfer in/out this period                                    --            --            --
     Interest earned                                                --            --            --
                                                          ---------------------------------------------
     Balance carried forward on 15 Sep 2006                         --            --            --
                                                          ---------------------------------------------

     Principal Funding Account
     Balance at 15 Aug 2006                                         --            --            --
     Transfer in/out this period                                    --            --            --
     Interest earned                                                --            --            --
                                                          ---------------------------------------------
     Balance carried forward on 15 Sep 2006                         --            --            --


 6   Subordination Percentages                                            Series 05-A                       Series 05-B
                                                                   Original           Current           Original         Current
                                                           (pound)000     %   (pound)000    %  (pound)000     %   (pound)000    %
     Class A Investor Interest                              1,257,225    87%   1,257,225   87%  1,257,568    87%   1,257,568   87%
     Class B Investor Interest                                101,156     7%     101,156    7%    101,000     7%     101,000    7%
     Class C Investor Interest                                 86,705     6%      86,705    6%     87,277     6%      87,277    6%
                                                          -------------------------------------------------------------------------
     Total Investor Interest                                1,445,087   100%   1,445,087  100%  1,445,845   100%   1,445,845  100%
                                                          -------------------------------------------------------------------------

 7   Assets of the Trust
                                                                (pound)000
                                                          ----------------
     Total receivables at 31-Aug-06                       (pound)4,812,820
                                                          ----------------

     Aggregate amount of receivables that, as at
     31 Aug 2006 were delinquent by:           30-59 days           63,873
                                               60-89 days           49,435
                                              90-179 days          125,647
                                         180 or more days          178,575

 8   Material Changes

     New Issuance during period                           NONE

     Material modifications to pool asset terms           NONE

     Material modifications to origination policies       NONE

     Material breaches of pool asset representations,
     warranties or covenants                              NONE

 9   Trigger Information

     Series Pay Out Events                                NONE

     Trust Pay Out Events                                 NONE


10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                    NONE

     Changes in Securities                                NONE

     Submission of Matters to a Vote of Security Holders  NONE

     Other Information                                    NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of September, 2006


     ------------------------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Patrick Neville
     Chief Financial Officer, Cards Business